EXHIBIT 99.1

RockPile Energy Services Announces Update on Restructuring Initiatives

DENVER, May 12, 2016/PRNewswire - RockPile Energy Services, LLC (“RockPile” or the “Company”), a subsidiary of Triangle Petroleum Corporation (NYSE MKT: TLPM) (“Triangle”), today provided an update on the Company’s ongoing strategic review process.

Key Highlights:

•

RockPile has retained PJT Partners in order to help evaluate strategic alternatives that would strengthen the Company’s balance sheet and allow it to independently execute on its business strategy and operational plans

•	The Company has appointed Thomas J. Allison as an independent director

After conducting an extensive evaluation, Triangle and RockPile have mutually agreed to pursue strategic alternatives that would allow both companies to separately and independently execute on their business strategies and operational plans. Curt Dacar, CEO of RockPile, remarked, “We are excited about the path forward to becoming an independent, stand-alone entity and are confident this will allow us to continue delivering best-in-class performance to our clients. We are grateful to the Triangle team for their support in helping to grow RockPile from the beginning. We are fortunate to have such great partners and appreciate their assistance as we contemplate the next steps in RockPile’s future. To our valued clients, rest assured that we remain committed to maintaining our high level of customer care and will remain focused on providing safe, cost effective and best-in-class services.”

To help guide the Company through this process, RockPile has retained PJT Partners, a premier advisory-focused investment bank with extensive experience in the oil and gas industry, as its financial advisor. RockPile and its advisors remain in constructive discussions with the Company’s bank syndicate and have also initiated dialogue with various potential strategic partners. The pursuit of any strategic alternatives would be designed to enhance the Company’s balance sheet and support continued growth of the Company’s completion services platform within new and existing operating regions.

Thomas J. Allison, an experienced financial professional and board member, has been appointed as an independent director for the Company. From 2006 until his retirement in 2012, Mr. Allison served as Executive Vice President and Senior Managing Director of Mesirow Financial Consulting, LLC, a full-service financial and operational advisory consulting firm headquartered in Chicago, and he possesses a wealth of experience in advisory, corporate finance, and board level roles. Curt Dacar commented, “We are excited to welcome Tom to the RockPile Family. We believe his impressive experience will provide important perspective as we evaluate the strategic alternatives available to RockPile.”

About RockPile

RockPile Energy Services, LLC is a provider of hydraulic pressure pumping and complementary services to oil and natural gas exploration and production companies operating primarily in the Williston and Permian Basins. RockPile provides a variety of oilfield services including, but not limited to, pressure pumping, wireline, perforating, pump rental, and workover services.

Forward-Looking Statements Disclosure

The information presented in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements include, but are not limited to, the risks discussed in Triangle Petroleum Corporation's Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement as a result of new information, future developments, or otherwise.

Contact

RockPile Energy Services, LLC
James Evans, President and Chief Financial Officer
303-825-8170